SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ROLLINS TRUCK LEASING CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(1)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                           ROLLINS TRUCK LEASING CORP.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 27, 2000


TO THE HOLDERS OF COMMON STOCK:

     PLEASE TAKE NOTICE that the 2000 Annual Meeting of Shareholders of ROLLINS TRUCK LEASING CORP. (the "Company"), a Delaware corporation, will be held at the Rollins Building, First Floor Auditorium, Wilmington, Delaware, on Thursday, January 27, 2000, at 8:30 A.M. (Eastern Time) for the following purposes:

     1.   To re-elect two (2) Class II Directors to the Board of Directors;

     2. To amend the Restated Certificate of Incorporation of the Company to increase the number of directors authorized on the Board to eight (8), consisting of three (3) classes of directors each with three (3) year staggered terms, Class I to have two (2) members, Class II to have three (3) members and Class III to have three (3) members.

     3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Proxy Statement dated December 27, 1999 is attached.

     The Board of Directors has fixed the close of business on December 17, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the Annual Meeting. If you cannot be present in person, please sign and date the enclosed proxy and promptly mail it in the enclosed return envelope which requires no United States postage. Any shareholder giving a proxy has the right to revoke it any time before it is voted. If you hold your stock in a broker or bank "street" account and wish to vote your shares in person at the meeting, your must obtain the appropriate documentation from your broker or bank custodian (the record holder).


                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                  KLAUS M. BELOHOUBEK, Secretary

Dated:   Wilmington, Delaware
         December 27, 1999

                                ----------------

YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO UNITED STATES POSTAGE.

                                 PROXY STATEMENT

                           ROLLINS TRUCK LEASING CORP.
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 27, 2000

     The information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Shareholders to be held on January 27, 2000 (the "Annual Meeting") is submitted to the shareholders for their information.

                    SOLICITATION OF AND POWER TO REVOKE PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of ROLLINS TRUCK LEASING CORP., a Delaware corporation (the "Company"). Proxies solicited hereby are to be voted at the Annual Meeting or at any adjournment thereof.

     The mailing address for the Company's principal executive office is P. O. Box 1791, Wilmington, Delaware 19899. This Proxy Statement and the form of proxy were first sent to the Company's shareholders on or about December 27, 1999.

     A form of proxy is enclosed. Each proxy submitted will be voted as directed but, if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted (a) in favor of the candidates for election to the Board of Directors as Class II Directors and (b) in favor of the Amendment to the Restated Certificate of Incorporation to increase the authorized number of directors.

     The solicitation of proxies will be by mail. It may be that further solicitation of proxies will be made by telephone, telegram or interview with some shareholders of the Company, following the original solicitation. All such further solicitations will be made by regular officers and employees of the Company, who will not be additionally compensated therefor, or its Transfer Agent. The Company will bear the entire cost of all such solicitations, which will be nominal and include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.

     Each shareholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person, whether or not such shareholder has previously given a proxy.

                                  CAPITAL STOCK

     The outstanding capital stock of the Company on December 17, 1999 consisted of 56,678,738 shares of Common Stock, par value $l.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on December 17, 1999, the record date for determining shares entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non_votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the State of Delaware, the election of the nominees named herein as Directors (Proposal Number One) will require the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast in favor of a proposal to the number of votes cast against the proposal, and hence only votes for or against the proposal (and not abstentions or broker non-votes) are relevant to the outcome. The affirmative vote of the holders of a majority of the outstanding shares is required to approve the amendment to the Company's Restated Certificate of Incorporation (Proposal Number Two).

     As of October 31, 1999, only four persons were known to the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company. The name and address of each such person, together with the number of shares owned and the percentage of outstanding shares that ownership represents and information as to Common Stock ownership of the Named Executives identified in the Summary Compensation Table and the officers and directors of the Company as a group (according to information received by the Company) are set forth below:

                                                                Number of Shares
Title of              Names and Addresses                         and Nature of                    Percent of
 Class                of Beneficial Owners                    Beneficial Ownership(1)                Class
-----                 --------------------                    --------------------                 ----------
Common                Patrick J. Bagley                              88,605                            0.2%
                      One Rollins Plaza
                      Wilmington, DE 19803

Common                I. Larry Brown                                129,625                            0.2%
                      One Rollins Plaza
                      Wilmington, DE 19803

Common                John W. Rollins                             7,162,327                           12.6%
                      One Rollins Plaza
                      Wilmington, DE 19803

Common                John W. Rollins, Jr.                        1,152,025                            2.0%
                      One Rollins Plaza
                      Wilmington, DE 19803

                                                                Number of Shares
Title of              Names and Addresses                         and Nature of                    Percent of
 Class                of Beneficial Owners                    Beneficial Ownership(1)                Class
-----                 --------------------                    --------------------                 ----------
Common                Henry B. Tippie                             2,250,000                            4.0%
                      P.O. Box 26557
                      Austin, TX 78755

Common                Neuberger and Berman                        4,567,930(2)                         8.0%
                      605 Third Avenue
                      New York, NY 10158

Common                Strong/Corneliuson Capital                  3,696,050(3)                         6.5%
                      Management, Inc.
                      100 Heritage Reserve
                      P.O. Box 2936
                      Milwaukee, WI 53201

Common                Dimensional Fund Advisors, Inc.             3,257,850(4)                         5.7%
                      1299 Ocean Avenue, Suite 1100
                      Santa Monica, CA 90401

Common                All Directors and Officers as a            10,804,051                           19.0%
                      Group (8 persons)

----------------

(1) As to officers and directors, owned directly and of record. The above numbers exclude the following shares of Common Stock subject to options granted under the Company's 1982, 1986 and 1993 Stock Option Plans which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Securities Exchange Act of 1934: John W. Rollins, Jr., 71,850 shares; Patrick J. Bagley, 44,450 shares; I. Larry Brown, 44,750 shares; and all directors and officers as a group, 169,863 shares.

(2) Neuberger & Berman, LLC ("Neuberger") is a registered investment advisor. In its capacity as investment advisor, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. As of October 29, 1999, of the shares set forth above, Neuberger had shared dispositive power with respect to 4,567,930 shares, sole voting power with respect to 3,196,258 shares and shared voting power on 0 shares.

(3) Strong Capital Management, Inc. ("Strong") has been granted discretionary dispositive power over its clients' securities and in some instances has voting power over such securities. Any and all discretionary authority which has been delegated to Strong may be revoked in whole or in part at any time. Strong votes the shares owned by its clients according to its statement of General Proxy Voting Policy (Proxy Voting Policy). The general principle of the Proxy Voting Policy is to vote any beneficial interest in an equity security prudently and solely in the best long-term economic interest of the client considering all relevant factors and without undue influence from individuals or groups who may have an economic interest in the outcome of a proxy vote.

(4) Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 3,257,850 shares of the Company's stock as of September 30, 1999. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.


                               PROPOSAL NUMBER ONE
                              ELECTION OF DIRECTORS

     Two individuals are to be re-elected at the Annual Meeting to serve as Class II Directors for a term of three years each, and until the election and qualification of their successors. Four other individuals serve as directors but are not standing for re-election because their terms as directors extend past the Annual Meeting pursuant to provisions of the Company's Restated Certificate of Incorporation which provide for the election of directors for staggered terms, with each director serving a three year term.

     Unless a shareholder WITHHOLDS AUTHORITY, the proxy holders will vote FOR the election of the persons named below to serve as directors. Although the Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as a director at the time of the election, unless the shareholder WITHHOLDS AUTHORITY, the proxies will be voted for a nominee designated by the present Board of Directors to fill such a vacancy.

     The name and age of each of the nominees, his principal occupation, the period during which he has served as director, together with the number of shares of Common Stock beneficially owned by him, directly or indirectly, and the percentage of outstanding shares that ownership represents, all as of the close of business October 31, 1999 (according to information received by the Company), is set forth below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                        Shares of          Percent of
Names of                             Principal                   Service as               Common           Outstanding
Nominees                           Occupation(1)                  Director      Age      Stock(2)            Shares
--------                           -------------                 ----------     ---     ---------          -----------
                                                                 C>
Class II (Term Expires 2003)

William B. Philipbar, Jr.       Retired, Former President      1993 to date     74         12,655               --
                                and Chief Executive Officer,
                                Rollins Environmental
                                Services, Inc.

John W. Rollins, Jr.            President and Chief            1967 to date     57      1,152,025(4)           2.0%
                                Operating Officer; Chairman
                                of the Board and Chief
                                Executive Officer, Matlack
                                Systems, Inc.(3)

Names of Directors Whose
Terms Have Not Expired
------------------------
Class III (Term Expires 2001)

John W. Rollins                 Chairman of the Board and      1954 to date     83      7,162,327(5)          12.6%
                                Chief Executive Officer;
                                Chairman of the Board, Dover
                                Downs Entertainment, Inc.

Henry B. Tippie                 Chairman of the Executive      1974 to date     72      2,250,000(6)           4.0%
                                Committee and Vice Chairman    1954 to 1965
                                of the Board; Chairman of
                                the Executive Committee and
                                Director, Matlack Systems,
                                Inc.; Chairman of the Board
                                and Chief Executive Officer,
                                Tippie Services, Inc.; Vice
                                Chairman of the Board, Dover
                                Downs Entertainment, Inc.

Class I (Term Expires 2002)

Patrick J. Bagley               Vice President - Finance and   1998 to date     52         88,605               .2%
                                Treasurer; Vice President -
                                Finance and Treasurer,
                                Matlack Systems, Inc.

Gary W. Rollins                 President, Rollins, Inc.(7)    1975 to date     55              0(7)            --

------------------

(l) The nominees and other directors have held the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following individuals also serve on the board of directors of the following companies: Gary W. Rollins, Rollins, Inc. and RPC, Inc.; John
     W. Rollins, Rollins, Inc., Matlack Systems, Inc., Safety-Kleen Corp., RPC, Inc. and FPA Corp.; John W. Rollins, Jr., Dover Downs Entertainment, Inc. and Safety-Kleen Corp.; Henry B. Tippie, Rollins, Inc., Safety-Kleen Corp. and RPC, Inc.; William B. Philipbar, Jr., Matlack Systems, Inc. and Waste Systems International, Inc.; Patrick J. Bagley, Matlack Systems, Inc. and Dover Downs Entertainment, Inc. Matlack Systems, Inc. provides transportation services. Dover Downs Entertainment, Inc. operates facilities offering gaming, motorsports, horse racing and other forms of entertainment. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. Safety-Kleen Corp. is engaged in the business of industrial waste disposal. RPC, Inc. is a diversified company engaged in oil and gas field services and boat manufacturing. Tippie Services, Inc. provides management services. Waste Systems International, Inc. is engaged in the business of solid waste management.

(2) All shares are owned directly and of record. The above numbers exclude the following shares of Common Stock subject to options granted under the Company's 1982, 1986 and 1993 Stock Option Plans which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Securities Exchange Act of 1934: John W. Rollins, Jr., 71,850 shares and Patrick J. Bagley, 44,450 shares.

(3) John W. Rollins is the uncle of Gary W. Rollins and the father of John W. Rollins, Jr.

(4) Does not include 597,943* shares held as Co-Trustee and 23,625* shares held by his wife.

(5) Does not include 253,116* shares held by his wife and 135,037* shares held by his wife as Custodian for his minor children.

(6) Does not include 1,600,011* shares held as Co-Trustee, 38,250* shares held as Trustee, 31,500* shares owned by his wife, or 45,000* shares owned by a partnership over which Mr. Tippie has sole voting power.

(7) Does not include 1,191,543* shares held as Co-Trustee, 141,073* shares held as Trustee for his children and 124,118* shares representing a proportionate interest of shares held by a general partnership.

------------------

*The Messrs. Rollins and Tippie disclaim any beneficial interest in these holdings.

     THE BOARD RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.


                     BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors held four regularly scheduled meetings and one special meeting during fiscal year 1999. All members of the Board attended all of the meetings held.

     Audit Committee. The Audit Committee consists of William B. Philipbar, Jr., Chairman, and Gary

W. Rollins. The Audit Committee held three meetings during the last fiscal year. The Committee's functions include consulting with the Company's independent public accountants concerning the scope and results of the audit, reviewing the evaluation of internal accounting controls and inquiring into special accounting-related matters.

     Executive Committee. The Executive Committee consists of Henry B. Tippie, Chairman, John W. Rollins and John W. Rollins, Jr. The Executive Committee held five meetings during the last fiscal year. The Executive Committee has the power to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of the by-laws of the Company. During the past fiscal year, the Executive Committee has performed all of the functions of a compensation committee of the Board of Directors.

     Compensation Committee. The Compensation Committee consists of Henry B. Tippie, Chairman and William B. Philipbar, Jr. This committee was recently formed and did not meet during the past fiscal year. Its functions will include the determination of salary, incentive and other forms of compensation for key executives of the Company, excluding stock options which are granted and administered by the Stock Option Committee.

     Stock Option Committee. The Stock Option Committee consists of Henry B. Tippie, Chairman, and John W. Rollins. The Stock Option Committee held two meetings during the last fiscal year. The Stock Option Committee administers the Company's outstanding Stock Option Plans including the granting of options to various employees of the Company and its subsidiaries.

     The Company does not have a nominating committee of the Board of Directors.


                             DIRECTORS' COMPENSATION

     Directors who are not full-time employees of the Company or any of its subsidiaries are each paid an annual retainer for Board service of $10,000 and an attendance fee of $1,000 for each Board of Directors or committee meeting attended.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 10 shall not be incorporated by reference into any such filings.


           REPORT OF THE EXECUTIVE AND STOCK OPTION COMMITTEES OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     During fiscal year 1999, the members of the Executive Committee of the Board of Directors held primary responsibility for determining executive compensation levels.

     The Company is engaged in a highly competitive industry. As a consequence, the Company views its ability to attract and retain qualified executives as the cornerstone of its future success. In order to accomplish this objective, the Company has endeavored to structure its executive compensation in a fashion that takes into account the Company's operating performance and the individual performance of the executive. Of necessity, this analysis is subjective in nature and not based upon a structured formula. The factors referred to above are not weighted in an exact fashion.

     Pursuant to the above compensation philosophy, the total annual compensation of executive officers of the Company is made up of one or more of three elements. The three elements are salary, an annual incentive compensation package and, in some years, grants of stock options.

     The salary of each executive officer is determined by the Executive Committee. As previously stated, in making its determinations the Executive Committee gives consideration to the Company's operating performance for the prior fiscal year and the individual executive's performance.

     The annual incentive compensation package for the Chief Executive Officer of Rollins Leasing Corp. and the Chief Financial Officer of the Company is developed by the Chief Operating Officer of the Company prior to the end of each fiscal year. It is based upon a performance formula for the ensuing fiscal year. That performance formula and incentive package is then reviewed by the Executive Committee and is either accepted, amended or modified. None of the members of the Board of Directors, other than the Chief Financial Officer, participate in the incentive program.

     Awards under the Company's Stock Option Plans are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. When considering the grant of stock options, the Stock Option Committee gives consideration to the overall performance of the Company and the performance of individual employees.


                                CEO COMPENSATION

     The CEO's compensation is determined by the Executive Committee. As is the case with respect to the Named Executives, the CEO's compensation is based upon the Company's operating performance and his individual performance. The decision of the Executive Committee is, however, very subjective and is not based upon any specific formula or guidelines. The CEO does not participate in the deliberations of the Executive Committee when his salary is determined. Neither the CEO nor any other member of the Executive Committee participates in any Company incentive program. The CEO has never received a Stock Option from the Company.

     Executive Committee                         Stock Option Committee
     -------------------                         ----------------------
     Henry B. Tippie, Chairman                   Henry B. Tippie, Chairman
     John W. Rollins                             John W. Rollins
     John W. Rollins, Jr.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the

Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that during its fiscal year ended 1999 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                            COMMON STOCK PERFORMANCE

     The following graph reflects a comparison of the cumulative total shareholder return on the Company's common stock with the S&P Composite 500 Index and S&P Truckers Index, respectively, for the five year period commencing October 1, 1994 through September 30, 1999. The graph assumes that the value of the investment in the Company's common stock and each index was 100 at September 30, 1994 and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on the Company's common stock.


                                   [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:


                                                                           YEARS
                                             ----------------------------------------------------------------
                                             1994         1995        1996        1997        1998       1999
                                             ----         ----        ----        ----        ----       ----
Rollins Truck Leasing Corp.                   100           93         100         154         159        141
S&P Truckers                                  100           93          72         119          84         72
S&P  500                                      100          130         156         219         239        306


Assumes $100 invested on October 1, 1994

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors serve on the Company's Executive Committee: John W. Rollins, John W. Rollins, Jr. and Henry B. Tippie. Each is an employee of the Company, but none participate in the deliberations of the Executive Committee with respect to his own compensation. Henry B. Tippie serves on the Compensation Committees of Rollins, Inc. and Dover Downs Entertainment, Inc. ("Dover"). Gary
W. Rollins is an executive officer of Rollins, Inc. John W. Rollins, John W. Rollins, Jr. and Henry B. Tippie are members of the Executive Committee of Matlack Systems, Inc. ("Matlack"). The Executive Committee of Matlack performs the functions of a Compensation Committee. John W. Rollins, Jr. serves on the Board of Dover and is an executive officer of Matlack. Patrick J. Bagley serves as a director of Dover and as a director and executive officer of Matlack. John
W. Rollins serves on the Compensation Committee and is an executive officer of Dover.


                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended September 30, 1997, 1998 and 1999, of those persons who were, at September 30, 1999, (i) the Chairman and Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary exceeded $100,000 (the "Named Executives"):

                                                                        Long Term Compensation
                                                                  ---------------------------------
                                        Annual Compensation               Awards            Payouts
                                   ----------------------------   ---------------------     -------
                                                        Other     Restricted     Stock                 All Other
Name and                                                Annual      Stock       Options      LTIP       Compen-
Principal                          Salary      Bonus   Comp.(2)    Awards(3)    /SARS       Payouts     sation
Position                  Year(1)    ($)        ($)       $          $             #           $          $
--------                  -------  -------    ------   --------   ----------    -------     -------    ---------
John W. Rollins           1999     540,000    -0-        -          -0-           -0-         -0-        -0-
Chairman of the Board     1998     560,000    -0-        -          -0-           -0-         -0-        -0-
and CEO                   1997     550,000    -0-        -          -0-           -0-         -0-        -0-

Patrick J. Bagley         1999     276,250    75,000     -          -0-          12,000       -0-        -0-
Vice Pres. - Finance,     1998     261,250    65,000     -          -0-          16,200       -0-        -0-
Treasurer and CFO         1997     246,250    50,000     -          -0-           -0-         -0-        -0-

I. Larry Brown
President and CEO of      1999     300,000    165,758    -          -0-          15,000       -0-        -0-
Rollins Leasing Corp.     1998     269,231    476,682    -          -0-          18,000       -0-        -0-

John W. Rollins, Jr.      1999     700,000    -0-        -          -0-          15,000       -0-        -0-
President and COO         1998     660,000    -0-        -          -0-         122,500       -0-        -0-
                          1997     600,000    -0-        -          -0-         150,000       -0-        -0-

Henry B. Tippie           1999     540,000    -0-        -          -0-           -0-         -0-        -0-
Chairman - Executive      1998     560,000    -0-        -          -0-           -0-         -0-        -0-
Committee                 1997     550,000    -0-        -          -0-           -0-         -0-        -0-


-------------

(1)  Fiscal years ending September 30.

(2) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.

(3)  No awards have ever been made.


         OPTION AND STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted in the fiscal year ending September 30, 1999 to each of the Company's Named Executives. Employees of the Company and its subsidiaries are eligible for stock option grants based on individual performance. The Company did not issue any stock appreciation rights. The table also sets forth the hypothetical gains that would exist for the options at the end of their six-year and eight-year terms, assuming compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on the market price on the grant date.

                                             Individual Grants(1)
                             ----------------------------------------------------
                                                                                          Potential Realizable Value at
                                          % of Total                                   Assumed Annual Rates of Stock Price
                                           Options                                             Appreciation for
                             Options      Granted To        Exercise                            Option Term(2)
                             Granted      Employees          Price     Expiration   -----------------------------------------
Name                           (#)      in Fiscal Year       ($/Sh)       Date      0%             5%                 10%
----                         -------    --------------     ---------   ----------   --        ------------       ------------
John W. Rollins, Jr.          15,000           3.5%          $9.625     3/17/07      -        $     68,925       $    165,105

I. Larry Brown                15,000           3.5%          $9.625     3/17/07      -        $     68,925       $    165,105

Patrick J. Bagley             12,000           2.8%          $9.625     3/17/07      -        $     55,140       $    132,084

All emloyees as a group(3)   425,200         100.0%          $9.625     3/17/07      -
                                                                to        to
                                                             $11.00     7/28/07      -        $  1,960,344       $  4,695,906

Total potential stock price appreciation from March 18, 1999 to March 17, 2007 for all stockholders at assumed rates of stock
price appreciation.(4)                                                               -        $261,052,891       $625,333,878


-------------------

(1)  Options were granted on March 18, 1999 and July 29, 1999.

(2) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, non-transferability or phased-in vesting. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

(3) Based upon 415,200 options granted March 18, 1999 at an exercise price of $9.625 and 10,000 options granted July 29, 1999 at an exercise price of $11.00.

(4) Based upon a price of $9.625 on March 17, 1999 and a total of 56,812,381 shares of Common Stock outstanding on October 31, 1999.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table summarizes option exercises during fiscal year 1999 by the Company's Named Executives, and the value of the options held by such persons as of September 30, 1999. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

                                                                                      Value of
                                                        Number of                     Unexercised
                                                        Unexercised                   In-the-Money
                                          Value         Options at                    Options at
                        Shares Acquired   Realized      FY-End (#)                    FY-End ($)
Name(1)                 on Exercise(#)     ($)(2)       Exercisable/Unexercisable     Exercisable/Unexercisable(3)
-------                 ---------------   --------      -------------------------     ----------------------------
Patrick J. Bagley       10,000            $66,413         44,450 / 39,000             $137,869 / $51,203

I. Larry Brown          10,000            $75,225         44,750 / 43,500             $137,869 / $52,703

-------------------

(1) John W. Rollins and Henry B. Tippie did not acquire or have any outstanding Incentive Stock Options.

(2) Fair market value of underlying security at exercise date less the exercise price.

(3) The value of the Company's common stock on September 30, 1999 was $10.125 per share.


               LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     There were no Long-Term Incentive Plan Awards to the Named Executives during fiscal year 1999.

                           PROXY-DEFINED BENEFIT PLANS

Pension Plans

     The Company's Pension Plan is a non-contributory qualified defined benefit plan. All full-time employees of the Company (except certain employees covered by collective bargaining agreements) are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.8% of an employee's annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.35% of earnings up to covered compensation, as that term is defined in the Plan, and 1.7% of earnings above covered compensation. Pensionable earnings includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

     Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested at the completion of five years of credited service or, if earlier, upon reaching age 55. The maximum annual benefit under a qualified pension plan is currently $135,000 beginning at the Social Security retirement age (currently age 65).

     The Company maintains a non-qualified, defined benefit plan, called the Excess Benefit Plan, which covers those participants of the Pension Plan whose benefits are limited by the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the amount of the benefit payable without limitation and the amount of the benefit payable under the Pension Plan.

     Annual pension benefit projections for the Named Executives assume: (a) that the participant remains in the service of the Company until age 65; (b) that the participant's earnings continue at the same rate as paid in the fiscal year ended September 30, 1999 during the remainder of his service until age 65; and (c) that the Plans continue without substantial modification.

     The estimated annual benefit at retirement for each of the following Named Executives of the Company is: Patrick J. Bagley, $115,787; I. Larry Brown, $225,950; and John W. Rollins, Jr., $243,759. The annual benefit for John W. Rollins ($53,949) and Henry B. Tippie ($158,390) is the amount of retirement income which they are required to receive by Federal law.

401(k) Retirement Plan

     The Company has a deferred compensation plan pursuant to section 401(k) of the Internal Revenue Code for all its full time employees who have completed ninety (90) days of service. Covered employees may contribute up to 15% of their compensation for each calendar year. In addition, the Company contributes up to an additional 100% of the first $250 of compensation contributed by any covered employee to the plan. An employee's maximum annual contribution to the plan is currently $10,500. All contributions are funded currently.


                               PROPOSAL NUMBER TWO
                         PROPOSAL TO AMEND THE COMPANY'S
                      RESTATED CERTIFICATE OF INCORPORATION

     The Company's stockholders are asked to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of directors authorized on the Board of Directors to eight (8), consisting of three
(3) classes of directors each with three (3) year staggered terms, Class I to have two (2) members, Class II to have three (3) members and Class III to have three (3) members.

     Article Fifth of the Restated Certificate of Incorporation of the Company currently states that the property and business of the Company shall be managed by a Board of up to six (6) directors. The directors are divided into three (3) classes, Classes I, II and III, consisting of two (2) directors in each class. Each director is elected for a term of three (3) years. The terms of the directors are staggered so that at each annual meeting the terms of two (2) directors in a class shall expire.

     The Board of Directors has unanimously recommended that the shareholders approve a proposal to amended the Restated Certificate of Incorporation of the Company to increase the size of the Board of Directors from its current size of six (6) directors to a Board of Directors consisting of eight (8) directors. One additional director would be placed in each of Class II and Class III.

     If the shareholders approve this Proposal, the Board will have the authority to fill both vacancies without further shareholder approval pursuant to Section 223 of the General Corporation Law of the State of Delaware.

     The purpose of the proposed Amendment is twofold. The first purpose is to provide additional flexibility to the Board with respect to adding one or more directors from either within or outside the Company whose skills and experience would benefit the Company and the conduct and operations of the Board. The second purpose is to create an opening on the Board which would allow for the election to the Board of Directors of a nominee of UPS Logistics Group ("UPS Logistics"), a unit of United Parcel Service, Inc., pursuant to rights recently granted to UPS Logistics under the term of the Company's alliance with UPS Logistics.

     As previously reported by the Company, on November 12, 1999, the Company executed a stock purchase agreement with the UPS Logistics whereby a subsidiary of the Company would acquire UPS Truck Leasing. UPS Truck Leasing, which has its headquarter in Atlanta, Georgia, is in the truck rental and leasing business and currently maintains approximately 9,000 trucks from 54 facilities throughout the United States.

     The Company also executed an asset sales agreement to sell the assets and business of Rollins Logistics Inc., its dedicated carriage and logistics subsidiary, to UPS Logistics. Closing under these two agreements is subject to normal conditions and is expected to occur in early January 2000.

     In connection with the above, the Company will also enter into a Strategic Alliance Agreement (the "Alliance") with UPS Logistics. Under the terms of the Alliance, Rollins would become the preferred provider of lease and rental vehicles and other ancillary services to Worldwide Dedicated Services, Inc., a unit of the UPS Logistics Group. In turn, the UPS Logistics Group would become the preferred provider of logistics management and dedicated logistics services to Rollins and its customers.

     The Alliance is for an initial term of five years and during this term, UPS Logistics reserves the right to appoint a nominee of UPS Logistics to serve on the Company's Board. UPS Logistics has not yet indicated whether it will seek to exercise this right or the identity of any prospective nominee.

     The Company is expected to issue 2,000,000 shares of Common Stock as partial consideration for the purchase of UPS Truck Leasing with the remainder of the consideration to be paid in cash. The Company is expected to receive cash as consideration for the sale of Rollins Logistics Inc.

     The 2,000,000 shares of Common Stock referred to above will represent approximately 3.5% of the Company's outstanding shares of Common Stock once issued and UPS Logistics has agreed to vote its shares either (a) in accordance with the recommendations of the Company's Board of Directors or (b) on the same percentage basis as all other shareholders of the Company. The Company has agreed to provide UPS Logistics customary demand and piggy-back registration rights in connection with the issuance of these shares. The voting and registration obligations will continue for two years following the termination of the Alliance. The Company's obligation to allow the UPS Logistics' board nominee to serve on its Board will terminate if UPS Logistics ceases to own at least 1,000,000 shares of the Company's Common Stock.

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the affirmative vote of the holders of a majority of the stock entitled to vote is required to approve this Proposal.

     Proposal Number Two only addresses the amendment to the Company's Restated Certificate of Incorporation to increase the number of directors authorized on the Board of Directors to eight. The purchase of UPS Truck Leasing, the sale of the assets and business of Rollins Logistics, and the Alliance with UPS Logistics do not require shareholder approval and, therefore, are not being proposed as items to be voted on at the Annual Meeting. Closing on these transactions is anticipated to occur prior to the Annual Meeting and is not contingent on the approval of Proposal Number Two.

     The amendment requires the following revisions to the first paragraph of Article Fifth to the Company's Restated Certificate of Incorporation (words in caps are to be added and words in brackets are to be deleted):

     "The property and business of this Corporation shall be managed by a Board of up to EIGHT [six] directors. The directors shall be divided into three classes. The first class (Class I) shall consist of two (2) directors and the term of office of such class shall expire at the Annual Meeting of Stockholders in 2002 [1981]. The second class (Class II) shall consist of THREE (3) [two (2)] directors and the term of office of such class shall expire at the Annual Meeting of Stockholders in 2003 [1979]. The third class (Class III) shall consist of THREE (3) [two (2)] directors and the term of such third class shall expire at the Annual Meeting of Stockholders in 2001 [1980]. At each annual election, commencing at the next Annual Meeting of Stockholders in 2000 [1979], the successors of the class of directors whose term expires at that time shall be elected to hold office for the term of three years to succeed those whose term expires, so that the term of office of one class of directors shall expire in each year. Each director shall hold office for the term for which he is elected or appointed or until his successor shall be elected and qualified, or until his death or until he shall resign."

         THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER TWO.


                                    AUDITORS

     The Board of Directors has not selected or recommended the name of an independent public accounting firm for approval or ratification by the shareholders. The Board of Directors believes that it will be in the best interests of the shareholders if it is free to make such determination based upon all factors that are then relevant.

     KPMG LLP served as the Company's auditors for the fiscal year ended September 30, 1999. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement should such representative so desire. Such representative also will be available to answer questions raised orally.

     During the fiscal year ended September 30, 1999, KPMG LLP's services rendered to the Company consisted of auditing the Company's financial statements. In this connection, KPMG LLP performed such tests of the Company's accounting records and other auditing procedures as were required by generally accepted auditing standards.


                              SHAREHOLDER PROPOSALS

     Appropriate proposals of eligible shareholders (an eligible shareholder must be a record or beneficial owner of at least l% or $l,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year) intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company no later than August 29, 2000 for inclusion in the Proxy Statement and form of proxy relating to that meeting.


                                  MISCELLANEOUS

     ON WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL SHAREHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999, WHICH INCLUDES THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR A COPY OF FORM 10-K SHOULD BE MADE IN WRITING AND ADDRESSED TO:

                           PATRICK J. BAGLEY
                           VICE PRESIDENT-FINANCE AND TREASURER
                           ROLLINS TRUCK LEASING CORP.
                           P. O. BOX 1791
                           WILMINGTON, DELAWARE  19899

     THE COMPANY WILL CHARGE REASONABLE OUT-OF-POCKET EXPENSES FOR THE REPRODUCTION OF EXHIBITS TO FORM 10-K SHOULD A SHAREHOLDER REQUEST COPIES OF SUCH EXHIBITS.

     The Company's Annual Report for the fiscal year ended September 30, 1999 has been mailed to shareholders under separate cover.

     The Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                  KLAUS M. BELOHOUBEK, Secretary

Wilmington, Delaware
December 27, 1999

                           ROLLINS TRUCK LEASING CORP.

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

                   Thursday, January 27, 2000, 8:30 A.M., E.T.

     The undersigned hereby constitutes and appoints John W. Rollins, Jr. and Klaus M. Belohoubek, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on January 27, 2000 at 8:30 A.M. Eastern Time, at the Rollins Building, First Floor Auditorium, Wilmington, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated December 27, 1999, as follows:

                               (Mark only one box)

1.     ELECTION OF DIRECTORS

       Nominees: William B. Philipbar, Jr. and John W. Rollins, Jr.

       |_| VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):

--------------------------------------------------------------------------------

       |_| VOTE WITHHELD FROM all nominees.

2.     AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

       |_| FOR |_| AGAINST the proposal to amend the Company's Restated
                   Certificate of Incorporation to increase the number of directors to eight.

3. At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

                                     (OVER)

                           (CONTINUED FROM OTHER SIDE)

     The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated December 27, 1999, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROLLINS TRUCK LEASING CORP. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER ONE AND PROPOSAL NUMBER TWO.


                              Please sign below, date and return promptly.


                              --------------------------------------------


                              --------------------------------------------
                              Signature(s) of Shareholder(s)

                                                 DATED: January     , 2000

                              Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.


NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.